EXHIBIT 24 (b) (10) (a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,
                           PRICEWATERHOUSECOOPERS LLP


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the use in this Post-Effective Amendment No. 6 under the Securities Act of 1933 and Amendment No. 106 under the Investment Company Act of 1940 to the registration statement on Form N-4 ("Registration Statement") of our reports dated March 23, 2007 relating to the financial statements of PHL Variable Accumulation Account and PHL Variable Insurance Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" and "Financial Statements" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
Hartford, Connecticut
April 20, 2007